SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):

                                 March 15, 2000



                           PHILLIPS PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)




        Delaware                   1-720                  73-0400345
     (State or other       (Commission File No.)         (IRS Employer
     jurisdiction of                                   Identification No.)
     incorporation)



         Phillips Building, Bartlesville, Oklahoma                 74004
         (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (918) 661-6600



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ITEM 5.     OTHER EVENTS.

            Phillips Petroleum Company, a Delaware corporation (Phillips), Atlantic Richfield Company, a Delaware corporation (ARCO), CH-Twenty, Inc., a Delaware corporation and a wholly owned subsidiary of ARCO (CH-Twenty), and BP Amoco p.l.c., an English public limited company (BP Amoco), entered into a Master Purchase and Sale Agreement, dated as of March 15, 2000 (the Agreement), pursuant to which Phillips will purchase all of ARCO's Alaskan businesses. On April 6, 2000, Phillips, ARCO, CH-Twenty and BP Amoco entered into an amended Master Purchase and Sale Agreement (the Amended Agreement), pursuant to which Phillips will purchase all of ARCO's Alaskan businesses.

            The foregoing summary of the Agreement, the Amended Agreement, and the transactions contemplated thereby is qualified in its entirety by reference to the Amended Agreement which is attached hereto as Exhibit 2 and incorporated herein by reference. Schedules to the Agreement and the Amended Agreement are not included with this filing but will be furnished supplementally to the Securities and Exchange Commission upon request of the Commission.

            The press release issued by Phillips in connection with the execution of the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

            The audited financial statements in Exhibit 99.2 include the historical financial position, results of operations and cash flows of all ARCO businesses being purchased by Phillips. These financial statements do not reflect any purchase accounting adjustments related to the proposed acquisition by Phillips. Certain marine items reported in the financial statements will not be purchased by Phillips. Under the terms of the Amended Agreement, prior to closing with Phillips, the long-term debt owed to ARCO by its Alaskan subsidiaries ($300 million at December 31, 1999) will be forgiven, and the capital construction fund assets ($395 million at December 31, 1999) will be retained by ARCO and not purchased by Phillips. As a result, interest expense on the ARCO long-term debt and interest income on the capital construction fund will not continue once Phillips acquires the business (see Note 10 for information on these interest amounts). In addition, the ARCO Prudhoe Bay tanker (scheduled to be retired in 2001) will be retained by ARCO and not purchased by Phillips.

            On March 24, 2000, Exxon Mobil Corporation, a New Jersey corporation (Exxon Mobil), filed an action for declaratory and injunctive relief and specific performance in California Superior Court against ARCO, ARCO Alaska, Inc., a Delaware corporation and a wholly owned subsidiary of ARCO (ARCO Alaska), BP Amoco and Phillips. The complaint alleged that Exxon Mobil had a preferential right to purchase certain of the interests in North Slope oil properties held by ARCO Alaska under a 1964 agreement between predecessors of Exxon Mobil and ARCO.

            On April 13, 2000, the Federal Trade Commission (FTC) accepted for public comment a consent agreement relating to the proposed merger of BP Amoco and ARCO. The consent agreement, among other things, provides for the acquisition of ARCO's Alaskan businesses by Phillips pursuant to the Amended Agreement and permits the completion of the merger between BP Amoco and ARCO.

            Also on April 13, 2000, Phillips, BP Amoco, ARCO and Exxon Mobil entered into agreements (the Alignment Agreements) to align the ownership and operation of the Prudhoe Bay Unit and the Point Thomson Unit in Alaska. The Alignment Agreements that relate to Phillips will become effective upon the latest to occur of (1) the completion of the merger between BP Amoco and ARCO,
(2) the satisfactory completion of the FTC's consideration of the Alignment Agreement relating to Prudhoe Bay, and (3) the acquisition of ARCO Alaska by Phillips. Exxon Mobil has agreed to stay the pending legal action described above and to dismiss the lawsuit, with prejudice, upon satisfactory completion of the FTC's consideration of the Alignment Agreement relating to Prudhoe Bay.


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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.


        (a) Audited financial statements for ARCO Alaska Combined Operations for the three years ended December 31, 1999, 1998 and 1997 and filed herewith as Exhibit 99.2 and are incorporated herein by reference.

        (b)   Exhibits.


  EXHIBIT NUMBER                         DESCRIPTION
  --------------                         -----------

         2          Master Purchase and Sale Agreement dated as of
                    March 15, 2000, as amended as of April 6, 2000, among Atlantic Richfield Company, CH-Twenty, Inc., BP Amoco p.l.c and Phillips Petroleum Company.

        23          Consent of PricewaterhouseCoopers LLP

       99.1         Press Release, dated March 15, 2000.

       99.2 Audited financial statements for ARCO Alaska Combined Operations for the three years ended December 31, 1999, 1998 and 1997.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PHILLIPS PETROLEUM COMPANY


Date:  April 18, 2000              By:   /s/ Rand C. Berney
                                        -------------------------------
                                   Name:   Rand C. Berney
                                   Title:  Vice President and Controller


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                                  EXHIBIT INDEX


  EXHIBIT NUMBER                         DESCRIPTION
  --------------                         -----------

         2          Master Purchase and Sale Agreement dated as of
                    March 15, 2000, as amended as of April 6, 2000, among Atlantic Richfield Company, CH-Twenty, Inc., BP Amoco p.l.c and Phillips Petroleum Company.

        23          Consent of PricewaterhouseCoopers LLP

       99.1         Press Release, dated March 15, 2000.

       99.2 Audited financial statements for ARCO Alaska Combined Operations for the three years ended December 31, 1999, 1998 and 1997.